EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-269086 and 333-273727) and Form S-8 (Nos. 333-206984, 333-209899, 333-216508, 333-223466, 333-229910, 333-236664, 333-253725, 333-263182, and 333-270116) of REGENXBIO Inc. of our report dated February 27, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Washington, District of Columbia
February 27, 2024